UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): September 28, 2004

                                -----------------

                       PEGASUS COMMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          Delaware                       0-32383                 23-3070336
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)

        c/o Pegasus Communications Management Company
                     225 City Line Avenue
                  Bala Cynwyd, Pennsylvania                           19004
           (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's Telephone Number, Including Area Code: (800) 376-0022


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

         On September 28, 2004, Pegasus Communications Corporation (the "Company") entered into an Amended and Restated Employment Agreement with Ted S. Lodge, its President, Chief Operating Officer and Counsel. The Amended and Restated Employment Agreement amends and restates in its entirety an Employment Agreement dated July 21, 2002 between the Company and Mr. Lodge.

     The Amended and Restated Employment Agreement formalizes the effect that the bankruptcy proceedings of the principal operating subsidiaries of the Company and the subsequent sale of the satellite television assets of those operating subsidiaries had upon the terms of Mr. Lodge's original employment agreement. The Amended and Restated Employment Agreement does not substantively change the original economic terms of his employment agreement, except that amounts otherwise payable by the Company are reduced by retention and severance amounts paid or to be paid directly by the Company's principal operating subsidiaries pursuant to an order of the bankruptcy court. Under the Amended and Restated Employment Agreement, Mr. Lodge's employment with the Company will terminate at the earlier of (a) March 31, 2005 or (b) no later than 30 days after the effective date of a plan of reorganization filed in the bankruptcy court proceeding, subject to the Company's right to accelerate the termination date. The Amended and Restated Employment Agreement provides for Mr. Lodge's resignation as a director of the Company effective with his termination.

     The Amended and Restated Employment Agreement also (i) contains non-competition and non-solicitation covenants that otherwise would not apply in these circumstances and (ii) obligates Mr. Lodge to provide consulting services to the Company for a period of up to two years following his termination of employment in consideration for certain consulting fees.

         A copy of the Amended and Restated Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a) - (b) Not applicable.

(c) Exhibits.

Exhibit
Number   Description of Exhibit

10.1 Amended and Restated Employment Agreement for Ted S. Lodge dated September 28, 2004.

(exhibits to the agreement have been omitted but will be furnished to the SEC upon request)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       PEGASUS COMMUNICATIONS CORPORATION


                       By      /s/ Scott A. Blank
                          --------------------------------------------
                              Scott A. Blank,
                              Senior Vice President


Date:  October 4, 2004


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                                  EXHIBIT INDEX

Exhibit No.   Description
10.1          Amended and Restated Employment Agreement for Ted S. Lodge dated
              September 28, 2004.


                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement ("Amendment") dated as of September 28, 2004 is between Pegasus Communications Corporation, a Delaware corporation ("Pegasus" or the "Company" or the "Corporation"), and Ted S. Lodge (the "Executive"), a resident of Pennsylvania. The Amendment amends and restates in its entirety the Employment Agreement (the "Agreement") dated July 21, 2002 between the Company and the Executive. A copy of the Agreement is attached hereto as Exhibit A.

         WHEREAS the Company employs the Executive and the Executive serves as President, Chief Operating Officer and Counsel for the Company pursuant to the Agreement;

         WHEREAS, on June 2, 2004, the principal operating subsidiaries of the Company (the "Bankruptcy Estate") filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in United States Bankruptcy Court, District of Maine ("Bankruptcy Court");

         WHEREAS, on August 27, 2004, pursuant to an order of the Bankruptcy Court, subsidiaries of the Company sold assets relating to the subsidiaries' DIRECTV DBS business to The DIRECTV Group, Inc.;

         WHEREAS, on August 27, 2004, the debtors in bankruptcy filed a Supplemental Motion for Order Pursuant to 11 U.S.C. ss.ss. 363 (b) and 105(a) Authorizing and Approving Implementation of Supplemental Management Retention Plan (the "Motion") seeking approval for the following payments and benefits by the debtors in bankruptcy to the Executive: (i) the Closing Payment (as this term is defined in the Motion), (ii) the Plan Payment (as this term is defined in the Motion), and (iii) the COBRA Benefits (as this term is defined in the Motion);

         WHEREAS, on September 23, 2004, the Bankruptcy Court approved the Motion; and

         WHEREAS, the Executive and the Company have mutually agreed that it would be in their mutual best interests to terminate the Executive's employment with the Company and to set forth their agreement as to the Executive's entitlements in connection therewith.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Amendment and intending to be legally bound, Pegasus and the Executive agree that the Agreement shall be amended in its entirety to reflect the following terms and conditions:

         1. Definitions. Unless otherwise defined herein in this Amendment, terms when used in this Amendment and initially capitalized, have the meanings setforth in the Agreement.

         2. July 21, 2002 Employment Agreement. From the date of this Amendment, this Amendment supersedes the Agreement in its entirety. The Executive acknowledges that the Executive shall only be entitled to receive the compensation and benefits set forth in this Amendment and shall not be entitled to receive any compensation or benefits that the Executive may otherwise have been entitled to receive under the Agreement.

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         3.    Term, Position and Duties. During the term of this Agreement, (i)
the Executive shall remain an employee of the Company until a period of time no later than thirty (30) days after the effective date of a plan of reorganization filed in the Bankruptcy Court proceeding ("Plan"), provided the Executive shall not be required to remain in the employ of the Company any later than March 31, 2005 (it being expressly understood that the Company may, in its discretion, accelerate the termination date of the Executive's employment with the Company any time prior to the period specified in this clause (i)); (ii) the Executive shall continue to serve as the Company's President, Chief Operating Officer and Counsel, with his primary responsibilities consisting of winding up matters relating to the Bankruptcy Estate; and (iii) the Executive shall be required to devote such time, energies and skills to his employment in support of the successful consummation of the Plan and such other responsibilities that may be delegated to him from time to time by the Board of Directors that are reasonably consistent with his existing responsibilities. During the term of his employment with the Company, the Executive shall comply with all applicable employment policies and procedures of the Company as in effect from time to time.

         4. Consulting Services. During the one year following the Executive's termination from the Company, the Executive shall use his reasonable efforts to make himself available, from time to time, as may be reasonably requested by the Company to provide advice, counsel, transition or other services to the Company (it being understood that following the termination of the Executive's employment, the Executive's availability is not intended to materially interfere with his then existing employment opportunities); provided, the Executive shall not be required to provide during the year more than five hours on average of his time per week (it being understood that, as matters arise, that some weeks may exceed five hours). The Executive has been instrumental in the Company's pursuit of certain patent infringement matters relating to licenses acquired by the Company from Personalized Media Communications, LLC ("PMC"). Due to the reexamination process taking place in the United States Patent and Trademark Office, it is possible that proceedings with respect to the Company's patent infringement litigation may not resume, or transactions relating to such patent licenses may not arise, until after the one year consulting period has expired. Given the uncertain nature of the timing of developments or transactions that may arise relating to the patent licenses, the Executive agrees to use his reasonable efforts, consistent with his then existing employment responsibilities, to continue to provide consulting services to the Company relating to these licenses, whether such matters relate to the patent infringement litigation itself, PMC's patent portfolio, the Company's relationship with PMC, and any transactions that may relate to any of the foregoing, for an additional year following the one year consulting period described in the first sentence of this section; provided, however, during such additional year, the Executive shall not be required to provide more than 100 hours of time to these matters. The Company may terminate these consulting services at any time upon 30 days advance written notice to the Executive, provided that the Company shall be obligated to pay Executive amounts owed under
Section 6.4.5 through the effective date of termination.

         5. Noncompetition; Nonsolicitation. For one calendar year following termination of the Executive's employment, the Executive agrees that he will not, without the prior written consent of the CEO, directly or indirectly, whether as a principal, agent, employee, consultant, contractor, advisor, representative, stockholder (other than as a holder of an interest of five percent (5%) or less in the equity of a publicly traded corporation), or in any other capacity: own, have any interest in, or provide services, advice or assistance to, (i) The DIRECTV Group, Inc., (ii) EchoStar Communications Corporation, (iii) Rainbow DBS, (iv) PMC, or (v) any of their respective affiliates (1). In addition, in light of the positions held by the Executive with the Company, including his position as Counsel, Executive acknowledges that it would be a conflict and unethical for him to provide services, advice, assistance to, or otherwise represent, any party in any matter relating to the PMC patents and the Company's licenses of the PMC patents at any time without the express written consent of the Company, which may be granted or denied in the Company's sole discretion and agrees not to do any of the foregoing. During the period of time following termination of employment with the Company but while the Executive is required to provide consulting services to the Company, the Executive agrees not to (i) offer employment to or hire any employee of the Company or its subsidiaries; or (ii) intentionally entice, induce or solicit any individual or entity having a business relationship with the Company or its subsidiaries, whether as an employee, consultant, customer or otherwise, to terminate or cease such relationship.

By entering into this Agreement, the Executive acknowledges that these prohibitions are reasonable as to time, geographical area and scope of activity and do not impose a restriction greater than is necessary to protect the Company and its subsidiaries' goodwill, proprietary information and business interests. The Executive agrees that this Amendment provides valuable consideration sufficient to support the non-competition and non-solicitation obligations described above.


----------------------
(1) For purposes of this clause (v), "affiliate" means, with respect to any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, or other entity. (hereinafter collectively referred to as "Person"): (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; and (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.


         6. Compensation and Benefits. The Executive shall be entitled to the following compensation and benefits:

               6.1 Base Salary. During the period that the Executive continues to be employed by the Company, Pegasus shall continue to pay to the Executive a Base Salary at an annual rate of $350,000, payable in accordance with the Company's policies applicable to the Company's officers from time to time.

               6.2 Incentive Compensation. During the period that the Executive continues to be employed by the Company that falls within calendar year 2004, the Executive shall continue to receive STIP in accordance with the Company's current practices in effect on the date of this Amendment, except that the Executive shall only be eligible to receive STIP to the extent it is paid to

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

         other executive officers of the Company. From the date of this Amendment, the Executive shall not be eligible to participate in any LTIP.

               6.3 Employee Benefits; Reimbursement of Expenses. Until the Executive's termination is effective, the Executive shall be entitled to receive employee benefits and reimbursement of expenses in accordance with Section 4.3 and Section 4.4 of the Agreement, respectively.

               6.4    Additional Payments. Subject to Section 5.8 and Section
         6.3 of the Agreement, the following payments shall be made to the
         Executive:

                      6.4.1 The Company agrees that the Bankruptcy Estate may pay to the Executive the Closing Payment in the amount of $1,000,000 within one business day of execution of this Agreement, pursuant to the order of the Bankruptcy Court approving the Motion.

                      6.4.2 The Company agrees that the Bankruptcy Estate may pay to the Executive the Plan Payment in the amount of $400,000 within one business day of the effective date of the Plan, pursuant to the order of the Bankruptcy Court approving the Motion.

                      6.4.3 After the earlier of (i) termination of the Executive's employment with the Company and its subsidiaries or (ii) a Change of Control of the Company (excluding any resulting from a disposition involving the Bankruptcy Estate), if the Executive signs a Waiver and Release Agreement in the form of Exhibit B hereto and returns it within the time specified by the Company after termination of employment (but in no event less than twenty one (21) days) and the Executive does not revoke or attempt to revoke such Waiver and Release Agreement, the Company shall pay to the Executive, within thirty (30) days after the effective date of the Waiver and Release Agreement, a single lump sum payment equal to $2,304,273, which is the amount that the Company and Executive agree would be due to the Executive pursuant to Section 6.1.2 and Section 6.1.3 of the Agreement ("Agreement Severance"). If prior to such payment, the Executive has been paid any amounts on account of a Closing Payment and Plan Payment (or any other cash payment approved to be paid to the Executive pursuant to the Motion, other than the COBRA Benefits), the aggregate amount of such payments shall be credited against the amounts owed to the Executive pursuant to the first sentence of this Section 6.4.3 ("Offsets"). In the event that Executive's employment terminates as a result of death or disability during the term of this Amendment, the Company shall pay to the Executive's estate or to the Executive, as the case may be, the Agreement Severance less any Offsets upon the execution by the Estate, the Executive's personal representative or any other person legally empowered to handle the affairs of the Executive, a Waiver and Release Agreement in the form of Exhibit B amended solely to take into account the need for execution by a new signatory because of the Executive's death or disability.

                      6.4.4 Subject to the receipt of the Waiver and Release Agreement as specified in Section 6.4.3 of this Amendment, upon the termination of the Executive's employment with the Company, the Executive shall be entitled to receive (i) the medical benefits coverage as described in Section 6.1.4 of the Agreement, subject to a payment in cash for each month of coverage equal to the aggregate taxable cost of coverage for the such month divided by sixty five hundredths (0.65) and (ii) to extent requested by the Executive, the assistance described in Section 6.1.6 of the Agreement.

                      6.4.5 In addition to the other consideration stated herein, as additional consideration for consulting services to be provided by the Executive to the Company pursuant to Section 4 of this Amendment, the Executive will be paid, subject to the Company's right to terminate these services pursuant to the last sentence of Section 4 of this Amendment, $5,417 per month, payable at the end of each month, for each of the 24 months constituting the period of time that the Executive may be asked to provide consulting services herein.

         7. Surviving Provisions from Agreement. The following sections of the Agreement are expressly incorporated by reference herein: Section 5.8 (Withholding); Section 6.2 (Employee Benefits); Section 6.3 (Limitation on Parachute Payments); Section 7 (Confidential Information); Section 8 (Return of Documents and Property); Section 10 (Intellectual Property); Section 11 (Disparagement), except that a new third sentence shall be added stating "Pegasus agrees that it will not make any derogatory, unfavorable, negative or disparaging statements concerning the Executive, providing this restriction shall not be construed to limit the Company's ability to give non-malicious and truthful statements as required by governmental and other authorities"; Section 12 (Enforcement) (except that the references to Section 9 therein shall be substituted with a reference to Section 5 of this Amendment) (it being understand that the reference to Section 11 is a reference to Section 11 as modified by the additional sentence set forth in the prior clause); Section 13 (Indemnity), except that (i) the Company shall indemnify the Executive against any claim, loss, or cause of action (including advancement of expenses) arising from or out of the Executive's provision of consulting services pursuant to
Section 4 of this Amendment, (ii) the Company acknowledges that Executive shall be entitled to receive, in his capacity as a director, officer, former director or former officer of the Company and/or its subsidiaries, the benefits of the Company's directors and officers liability insurance policies to the extent permitted therein, and (iii) Section 13 of the Agreement survives termination of Executive's employment under this Amendment; Section 14 (Notices) (except that the notice to Pegasus should be directed to the attention of Pegasus' General Counsel); Section 15 (No Mitigation); and Section 18 (Assignability).

         8. Amendments. This Amendment may be amended, modified or superseded only by a written instrument executed by both of the parties hereto.

         9. Binding Effect. This Amendment shall inure to the benefit of and shall be binding upon Pegasus and the Executive and their respective heirs, executors, personal representatives, successors and permitted assigns.

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         10.   Assignability. This Amendment will be binding upon and inure to the benefit of the Corporation and any successor to the Corporation, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Corporation whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Corporation" for the purposes of this Amendment), but will not otherwise be assignable or delegable by the Corporation. The Corporation will require any such successor, by agreement in form and substance identical hereto, expressly to assume and agree to perform this Amendment in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place. This Amendment will inure to the benefit of and be enforceable by, if then applicable, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees, but shall not otherwise be assignable by the Executive, whether by pledge, creation of a security interest or otherwise.

         11. Directorship. The Executive currently serves as a director of the Company and certain of its subsidiaries. The Executive agrees to resign from all such directorships at the time that the Executive's employment with the Company is terminated.

         12. Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

         13. Entire Agreement. The parties hereto acknowledge that each has read this Amendment, understands it, and agrees to be bound by its terms. The parties further agree that this Amendment constitutes the complete and exclusive statement of the agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, covenants, and all other communications between the parties relating to the subject matter hereof. The parties further acknowledge that the provisions of this Amendment supersedes the terms of the Agreement except as expressly incorporated herein.

         14. Waiver. Any term or provision of this Amendment may be waived in writing at any time by the party entitled to the benefit thereof. The failure of either party at any time to require performance of any provision of this Amendment shall not affect such party's right at a later time to enforce such provision. No consent or waiver by either party to any default or to any breach of a condition or term in this Amendment shall be deemed or construed to be a consent or waiver to any other breach or default.

         15. Invalidity of Portion of Agreement. If any provision of this Amendment or the application thereof to either party shall be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforceable to the fullest extent of the law.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment on the date stated below effective as stated herein.



PEGASUS COMMUNICATIONS CORPORATION



By: /s/ Scott A. Blank                      Date:  September 28, 2004

     Name: Scott A. Blank

     Title: Senior Vice President



EXECUTIVE



By: Ted S. Lodge                            Date:  September 28, 2004


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Exhibit A

(Copy of Executive Employment Agreement dated July 21, 2002 by and among Pegasus Communications Corporation and Ted S. Lodge)


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Exhibit B

(Form of Waiver and Release Agreement)


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